IDS LIFE INSURANCE COMPANY
                                                 POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

         Each of the undersigned, as officers and/or directors, respectively, of IDS Life Insurance Company on behalf of the below listed registrants that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                       1933 Act              1940 Act
                                                                       Reg. Number           Reg. Number
                                                                       -----------           -----------
IDS Life Variable Account 10
     IDS Life Flexible Portfolio Annuity (FPA)                           33-62407             811-07355

     American Express Retirement
         Advisor Variable Annuity(R)(RAVA)                              333-79311             811-07355

     American Express Retirement
         Advisor Variable Annuity(R)(RAVA-B3)                           333-79311             811-07355


IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Flexible Annuity                                            33-4173             811-3217

     IDS Life Variable Retirement and Combination
         Retirement Annuities (CRA)                                       2-73114             811-3217

     IDS Life Employee Benefit Annuity (EBA)                             33-52518             811-3217

     IDS Life Group Variable Annuity Contract (GVAC)                     33-47302             811-3217


IDS Life Insurance Company
     American Express Flexible Payment Market Value Annuity
     (FP-MVA)                                                            33-50968             N/A

     American Express Guaranteed Term Annuity (GTA)                      33-28976             N/A

IDS Life Group Variable Annuity Contract
         (GVAC Fixed Account)                                            33-48701             N/A

     American Express Portfolio Guaranteed Term Annuity (PGTA)          333-42793             N/A


IDS Life Variable Life Separate Account
     Flexible Premium Variable Life Insurance Policy (VUL)             33-11165              811-4298

     Flexible Premium Survivorship Variable Life
         Insurance Policy (V2D)                                        33-62457              811-4298

     Flexible Premium Survivorship
         Variable Life Insurance Policy (SUCS)                         33-62457              811-4298

     Flexible Premium Variable Life Insurance Policy (VUL-3)           333-69777             811-4298

     IDS Life Single Premium Variable Life Insurance Policy (SPVL)     2-97637               811-4298


IDS Life Variable Account for Smith Barney
     Salomon Smith Barney LifeVestSM                                   33-5210               811-4652
     (SSB-SPVL)


IDS Life Account SBS
     Symphony Annuity (SYMPHONY)                                       33-40779              811-06315


IDS Life Account RE
     Real Estate Variable Annuity (REVA)                               33-13375              N/A


IDS Life Variable Annuity Fund A (Fund A)                              2-29081               811-1653

IDS Life Variable Annuity Fund B (Fund B)                              2-47430               811-1674


hereby constitutes and appoints Christine E. Harbron,  Eric L. Marhoun,  Timothy
S. Meehan, Mary Ellyn Minenko, Eileen J. Newhouse, James M. Odland, Teresa J. Rasmussen, Monica P. Vickman and H. Bernt von Ohlen or any one of them, as his or her attorney-in-fact and agent, to sign for him or her in his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.


Dated the 25th day of April, 2001.

 /s/  Gumer C. Alvero
      Gumer C. Alvero
      Director and Executive Vice President - Annuities


 /s/  Timothy V. Bechtold
      Timothy V. Bechtold
      Director and President


 /s/  Pamela J. Moret
      Pamela J. Moret
      Director, Chairman and Chief Executive Officer


 /s/  Barry J. Murphy
      Barry J. Murphy
      Director


/s/   Stuart A. Sedlacek
      Stuart A. Sedlacek
      Director and Executive Vice President


/s/   Bridget Sperl
      Bridget Sperl
      Executive Vice President - Client Service


/s/   John T. Sweeney
      John T. Sweeney
      Executive Vice President - Finance


 /s/  Philip C. Wentzel
      Philip C. Wentzel
      Vice President and Controller


/s/   David L. Yowan
      David L. Yowan
      Vice President, Treasurer and
      Assistant Secretary